EXHIBIT 10.3

Addendum No. 2 to CONVERTIBLE PROMISSORY NOTE

This Addendum No. 2 is made and entered into this 24th day of July, 2019 (the “Addendum No. 2”) by and between Shiny City Co., Ltd. (“Shiny City”) and HAHA Generation Corp. (the “Corporation”).

BACKGROUND

Shiny City and the Corporation entered into that certain Note Conversion Agreement dated on September 8, 2017 and entered into an addendum on September 21, 2017 (the “Convertible Promissory Note”). The parties to the Convertible Promissory Note wish to amend certain provision of the Convertible Promissory Note as set forth in this Addendum No. 2. This Addendum No. 2 constitutes a written agreement signed by the necessary parties in order to effectuate the addendum to the Convertible Promissory Note specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

The Addendum No. 1 to the Convertible Promissory Note dated September 21, 2017 is hereby amended and restated in its entirety as follows:

“It is agreed in between Company HAHA Generation Corp. and Note Holder Shiny City Co., Ltd. the outstanding principal and unpaid accrued interest balance of this Note shall convert in whole by the holder Shiny City Co., Ltd., into such Equity Securities at a conversion price equal to $0.001 per share.

As of June 30, 2019, the principal shall be $271,960 and the accrued interest in connection with this note should be $4,910.18. Thus, the total principal and accrued interest shall be $276,870.18. The Company agreed to issue 276,870,180 shares of common stock to Shiny City Co., Ltd. based on the amended conversion price.”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Addendum No. 2 as of the day and year first above written.

	HAHA GENERATION CORP.		SHINY CITY CO., LTD.

By:	/s/ Fang-Ying Liao	By:	/s/ Hu Wen-Hua
	Name: Fang-Ying Liao		Name: Hu Wen-Hua
	Title: President and CEO		Title: President